UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2007

NORTHERN OIL AND GAS, INC.
(Name of small business issuer in its charter)

Nevada	000-30955	87-0645378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Lake Street West, Suite 300 Wayzata, MN	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Copies of Communications to:
Best & Flanagan LLP
Attention: Ross C. Formell
225 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
(612) 339-7121
Fax (612) 339-5897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement

The Company entered into a letter agreement with Gallatin Resources, LLC, to acquire certain oil and gas leases on approximately 10,000 net mineral acres in the Appalachia Basin. The acreage is located in the “Finger Lakes” region in Yates County, New York. The letter agreement gives the Company the option to acquire the subject leases until August 17, 2007, in exchange for consideration of $1.5 million and 275,000 shares of common stock.

Mr. Carter Stewart, one of the Company’s directors, owns a 25% interest in Gallatin Resources, LLC. Acquisition of the leases is subject to the Company’s obligation to obtain a “fairness opinion” from a third party indicating that the transaction is fair to the Company.

A copy of the press release which the Company issued in connection with this letter agreement is attached as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

Exhibit 99.1 - Press Release

Exhibit Number	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

By: /s/ Michael Reger
Michael Reger, Chief Executive Officer

Date: July 2, 2007